EXHIBIT 10.11

             DRIVER'S MART/registered trademark/ RETAILER AGREEMENT

This Agreement, effective the _____ day of _______, 19___, is entered into by Driver's Mart/registered trademark/ WORLDWIDE, INC. (DMV), AND
________________________________________.

         (_____)           a proprietorship;
         (_____)           a partnership;
         (_____)           a corporation, incorporated in the State of ________
                           on ___________ located in __________________;
         (_____)           a limited liability company (Retailer).

                                       PURPOSE OF THE AGREEMENT

The principal purposes of this Agreement are to:

         A. affirm the commitment of DMW and Retailer to adhere to the Driver's Mart/registered trademark/" Philosophy and achieve the Driver's Mart/registered trademark/ Mission,

         B. identify the framework within which DMW and Retailer will jointly act to fulfill their commitments to each other;

         C. authorize Retailer to represent itself as a Driver's Mart/registered trademark/' Retailer; and

         D. identify other commitments, rights and responsibilities of DMW and Retailer growing out of this mutual relationship.

1.       DRIVER'S MART/registered trademark/ MISSION

         The Mission of DMW is to develop a network of the world's best retailers of used motor vehicles. DMW and its Retailers together aspire to be leaders in on road transportation measured by quality, cost and customer satisfaction through the integration of people, technology and business systems.

2.       DRIVER'S MART/registered trademark/ PHILOSOPHY

         DMW believes that Retailers should develop and maintain a strong relationship with Customers. To further the spirit of trust and respect which is critical to the relationship with the Customer, DMW and its Retailers will conduct business in an open and fair manner and pledge their service, both as volunteers and as contributors, to the communities where Customers reside.

3.       RETAILER COMMITMENT TO MISSION AND PHILOSOPHY

         In consideration of the mutual rights, benefits and obligations contained herein, Retailer hereby agrees to adhere strictly to DMW's standards and policies, upon which the Driver's Mart/registered trademark/ System is founded, including, but not limited to, the Driver's Mart/registered trademark/ Mission and Philosophy; DMW's prescribed methods of making sales and delivering service; its Retail Environmental Design (RED) package for the design, layout and construction of facilities; its Market Area Approach to expansion; and its emphasis on creating employee and customer enthusiasm, maintaining an atmosphere of truth and openness for the conduct of business, and providing exceptional value through extraordinary service, high quality products and competitive prices. These standards and policies will evolve over time through the mutual sharing of ideas and experience between DMW and its Retailers.

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         Retailer acknowledges that its strict adherence to DMW's standards and policies strengthens brand equity and Customer acceptance of Driver's Mart/registered trademark/ in the marketplace, and constitutes the foundation of the Driver's Mart/registered trademark/ TI System under which it conducts business.

4.      SHARED RESPONSIBILITY

         Consistent with the Driver's Mart/registered trademark/" Philosophy, DMW and Retailer pledge to maintain the highest ethical standards in all activities.

5.      DISPUTE RESOLUTION PROCESS

        A.        EXCLUSIVE REMEDY

                  DMW and Retailer believe that their mutual commitment to the Mission and Philosophy, and highest ethical standards, should minimize the potential for disputes. The parties agree to resolve disputes that do arise in good faith by negotiation. If a matter has not been resolved within sixty (60) days of a party's request for negotiation, any party to the dispute may initiate mediation.

        B.        MEDIATION

                  If any dispute has not been resolved by negotiation, the parties shall next attempt in good faith to settle the dispute by mediation under the then current Center for Public Resources ('CPR") Model Procedure for Mediation of Business Disputes. The neutral third party shall be selected from the CPR panels of Neutrals, with the assistance of CPR, unless the parties otherwise agree.

        C.        LITIGATION

                  If and only if negotiation and mediation fail to resolve the dispute, then any party to the dispute may resort to litigation. In that event, DMW and Retailer agree that any such action shall be filed in the Richmond Division of the United States District Court for the Eastern District of Virginia, and no other United States District Court, provided the requirements of federal subject matter jurisdiction are satisfied. If federal subject matter jurisdiction is lacking, then DMW and Retailer agree that any action shall be brought in the Circuit Court of the City of Richmond, Virginia, and in no other state court. DMW and Retailer hereby consent to submit to the personal jurisdiction of the two courts specified in this section, and they agree not to object to venue therein. DMW and Retailer each hereby waive their right to trial by jury.

        D.        COSTS AND ATTORNEYS' FEES

                  DMW and Retailer agree that each party to any dispute shall bear its own costs and attorneys' fees through negotiation and mediation. Any fees and costs of CPR and a neutral third party mediator incurred in connection with mediation shall be shared equally by the parties to the dispute. If, however, litigation is initiated, DMW and Retailer further agree that the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs and attorneys' fees expended by the prevailing party in connection with prosecuting or defending the lawsuit, including any such costs or attorneys' fees expended on appeal.

         E.       EXCLUSIVITY OF DISPUTE RESOLUTION PROCESS

                  DMW and Retailer agree that the dispute resolution process in this Article 5 shall be the exclusive mechanism for resolving any dispute between them, including without limitation any dispute arising out of or relating to this Agreement, its creation, modification, or termination.

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6.       AUTHORIZED RETAILER

         Retailer has presented to DMW information regarding its qualifications to he appointed a Driver's Mart/registered trademark/ Retailer. Retailer and Retailer's Operator and Owner(s) have been evaluated and found to satisfy DMW's standards. Retailer has also presented to DMW a Market Area Plan for its assigned Area of Primary Responsibility (APR), stating Retailer's proposal to develop and operate facilities in its APR to represent Driver's Mart/registered trademark/ and DMW has accepted the Plan.

         In reliance upon these representations and submissions made by Retailer and Retailer's commitment to the Driver's Mart/registered trademark/ Mission and Philosophy, DMW grants Retailer a non-exclusive right to identify itself as an authorized Driver's Mart/registered trademark/ Retailer at the locations) approved by DMW. and a non-exclusive license to use DMW's proprietary designations, including the mark Driver's Mart/registered trademark/tm"', in connection with the products and services Retailer will offer to customers at such approved locations).

7.      RETAILER OPERATOR

         A.       PERSONAL OUALIFICATIONS;

                  DMW selects quality Retailer Owners who are committed to the Driver's Mart/registered trademark/ TI Mission and Philosophy and meet DMW's selection criteria. Retailer candidates with experience in the automobile business must participate in a selection process to demonstrate qualifications under DMW's Retailer selection criteria.

        B.        MANAGEMENT RESPONSIBILITY

                  DMW and Retailer agree that the Retailer Operator has the authority to exercise management control of the Retailer.

                  The ownership and management of Retailer and any other arrangements necessary to comply with this Article are described in Retailer's Market Area Plan.

8.      TERM

        If Retailer continues to meet all conditions and fulfill its obligations and responsibilities under this Agreement, the Agreement will not expire until 90 days following the death or incapacity of Retailer Operator. If this Agreement is to expire because of the death or incapacity of R ' etailer Operator, Retailer may request a deferral of the effective date of expiration to assist Retailer in winding up its Retailer business or to provide for a transfer of assets or ownership previously approved under Article 19. The request must be made at least 30 days prior to the effective date of expiration, and DMW will not unreasonably refuse to grant any necessary extension.

9.      AUTHORIZED LOCATIONS AAD TERRITORIAL RIGHTS

         A.       RETAILER'S MARKET AREA

                  Retailer has been furnished a Notice of Retailer's Area of Primary Responsibility (APR). Retailer is responsible for effectively selling, servicing, and otherwise representing the Driver's Mart/registered trademark/ System in the territory designated. Retailer agrees to conduct retail facility operations only from approved locations within its Marketing Area, specified in Retailer's Market Area Plan as described in
                  Article 14. Where applicable, Retailer will establish additional facilities in the time and manner agreed to by Retailer and DMW in the Plan.

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                  (1)      Facility Design and Appearance

                           Retailer's facilities shall share common elements of architectural design and a retail environment that is readily identifiable as a Driver's Mart/registered trademark/ T" retail facilit)-. Accordingly, Retailer agrees to provide Retailer facilities consistent with DMW's Retail Environmental Design Package. Retailer agrees to review all proposed facility plans with DMW and obtain DMW's approval before committing to construction. renovation and/or purchase. In the event Retailer's facilities, or the real estate on which the facilities will be located, will be leased by Retailer from another party (whether such other party is affiliated with Retailer or not), then before this Agreement shall be deemed effective DMW shall have the right to review and approve the terms of such lease as permitting the functions and rights contemplated by this Agreement.

                           Retailer pledges that its facility will be properly maintained and satisfactory in appearance to promote and preserve the image of a Driver's Mart/registered trademark/" retail facility. Retailer further agrees to make any future modifications to facilities which may be approved by the Board of Directors of DMW. Retailer agrees that it will not make modifications to its facilities without DMW's prior written authorization.

                  (2)      Exclusive Use

                           To ensure that DMW and Retailer benefit from the common retail facility design and retail environment and to ensure that Retailer can effect properly any required future modifications, Retailer agrees that its facilities, including the individual sites approved by DMW, will be used exclusively for the conduct of Driver's Mart/registered trademark/" retail facility operations. Driver's Mart/registered trademark/ retail facility operations include the sale, leasing and service of motor vehicles and related products and other products as may be offered through DMW from time to time.

                           Site approval includes, but is not limited to, property location. legal description, dimensions, and positioning of the facility on the property.

        B.        TERRITORIAL RIGHTS

                  It is the intention of DMW and Retailer that Retailer devote its full efforts to developing its Area of Primary Responsibility (APR). Consequently, Retailer agrees that it will not engage, either directly or indirectly, in any of the activities contemplated by this Agreement from locations outside of its APR.

                  DMW will not authorize any other Retailer to establish a Driver's Mart/registered trademark/ retail facility in Retailer's APR if Retailer meets its obligations under the Market Area Plan and this Agreement. If Retailer fails to develop its territory according to its Market Area Plan, then DMW may terminate this Agreement for failure of performance under Article 19 or restructure Retailer's APR and reassign any areas necessary to achieve the maximum potential development of the territory.

10.      RETAILER'S RESPONSIBILITY TO MARKET, SELL AND SERVICE

         A.       RESPONSIBILITY TO MARKET AND SELL

                  Retailer agrees to undertake an effective program to market and sell (including rental and leasing) used motor vehicles through its Driver's Mart/registered trademark/ business to Customers located in its APR.

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                  Retailer agrees that its minimum performance standard shall be the number of Driver's Mart/registered trademark/" transactions prescribed by Retailer's Market Area Plan, as described in Article 14. For purposes of this requirement, 'Driver's Mart/registered trademark/" transaction' shall mean a vehicle sale or lease for which a fee is due DMW from Retailer pursuant to Article 12, or the financing of a customer's purchase through DMW's financing affiliate or through a DMW-approved fmancing source. Retailer's performance of this obligation will be reviewed annually in conjunction with its performance of its obligations under the Market Area Plan.

                  Effective June 1, 1997, Retailer agrees that its minimum performance standard shall be the greater of (1) 300 Driver's Mart/registered trademark/" transactions per month, or (2) the number of Driver's Mart/registered trademark/tm"' transactions prescribed by Retailer's Market Area Plan, provided DMW has identified sources of motor vehicles for Driver's Mart/registered trademark/ Retailers that are satisfactory in the sole judgment of the DMW Board of Directors.

         B.       RESPONSIBILITY TO PROVIDE SERVICE

                  Retailer agrees to provide courteous, convenient, prompt, efficient and quality service to owners of motor vehicles purchased from Retailer which remain under warranty. All service will be performed in a professional manner in accordance with the systems in the Retailer Operating Systems Manual and in accordance with Driver's Mart/registered trademark/'s" World Class Retailing Standards and the Retailer Service Reference Guide as they exist from time to time.

11.      SUPPLY OF PRODUCTS

         A.       MOTOR VEHICLES

                  (1) DMW will use its best efforts to identify sources of late model, low mileage, good condition used motor vehicles for its Driver's Mart/registered trademark/' Retailers. It is contemplated that each Retailer will appoint a Sourcing Agent who will negotiate the purchase of vehicles on behalf of the Retailer. Each Retailer will purchase the vehicles directly from the source, and such vehicles will be shipped directly to Retailer by the source using such carriers as are arranged and paid for by the Retailer. DMW will attempt to identify for the Retailer those sources with the number and mix of brands identified by the Retailer to DMW on a monthly basis, and at the best prices for Retailer available in the market.

                  (2) In addition to the sources for motor vehicles identified by DMW, Retailer may purchase vehicles for resale from any source, provided the vehicles meet the minimum standards of quality and condition specified in the Retailer Operating Systems Manual.

                  (3) DMW assumes no responsibility to Retailer for the quality or condition of vehicles purchased by Retailer from any source, whether or not DMW has identified the source to the Retailer, and DMW makes NO WARRANTY OF ANY KIND TO RETAILER, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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                  (4) DMW, in identifying sources for motor vehicles, will
                      endeavor to provide all Driver's Mart/registered trademark/" Retailers with a fair and equitable opportunity to negotiate with sources of used motor vehicles. Retailer acknowledges and agrees that DMW may exercise its own discretion, without liability to Retailer, in identifying particular sources to Retailers that in DMW's judgment best serve the markets in which Driver's Mart/registered trademark/ T" Retailers are located.

                  (5) Retailer recognizes that customers expect Retailer to have a reasonable quantity and variety of motor vehicle models in inventory. Accordingly, Retailer agrees to stock at all times a minimum of 200 vehicles consisting of a mix of brands and models appropriate for Retailer's market.

        B.        OTHER PRODUCTS AND SERVICES

                  DMW may from time to time provide other products and services to Retailer for resale. including parts, accessories, insurance and financing. Retailer's participation in such product and service programs shall be in accordance with Retailer's Market Area Plan.

12.      FEE FOR VEHICLES SOLD OR LEASED

         A.       SALES OR LEASES BEFORE DRIVER'S MART/registered trademark/
                  STORE OPENS

                  It is contemplated that before Retailer opens its first Driver's Mart/registered trademark/ T' store for business, Retailer may sell or lease, through the existing used car business associated with the Retailer's new car business, vehicles obtained from sources identified for Retailer by DMW. Retailer shall pay to DMW $200 for each such vehicle so sold or leased to a retail customer.

         B.       SALES OR LEASES AFTER DRIVER'S MART/registered trademark/
                  STORE OPENS

                  Once Retailer's first Driver's Mart/registered trademark/ store is opened for business, Retailer shall pay DMW $200 for each motor vehicle sold or leased to a retail customer by Retailer's Driver's Mart/registered trademark/ TI business, regardless of the source from which the Retailer obtains the vehicle. Retailer shall also pay DMW $200 for each motor vehicle obtained from sources identified for Retailer by DMW which is sold or leased to a retail customer through Retailer's used car business associated with Retailer's new car business.

        C.        DUE DATE

                  All payments by Retailer to DMW for vehicles sold or leased, in accordance with subparagraphs A and B, shall be made for receipt by DMW by the fifteenth day of the month following the month in which the sales or leases were made.

13.     WARRANTIES TO CUSTOMERS

         A.       MOTOR VEHICLES

                  Retailer agrees to include with each sale of a used motor vehicle by its Driver's Mart/registered trademark/tm" business, regardless of the source from which the vehicle was obtained, a written warranty in favor of the customer designated "THE DRIVER'S MART/registered trademark/ LIMITED WARRANTY and containing the terms, and no others, prescribed for such warranty by the Retailer Operating Systems Manual. Retailer, not DMW, shall be the sole obligor under such warranty, and Retailer shall indemnify and hold DMW harmless with regard to any claims under such warranty.

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                  Retailer understands and agrees that it is in the mutual
                  interests of all Retailers within the Driver's Mart/registered trademark/ System to meet the warranty service needs of all Driver's Mart/registered trademark/ customers, regardless of which Driver's Mart/registered trademark/ store sold the vehicle and issued the warranty to the customer. Accordingly, Retailer agrees that when presented with a valid request for service under the terms of THE DRIVER'S MART/registered trademark/ LIMITED WARRANTY issued bv another Driver's Mart/registered trademark/ , Retailer will perform that warranty service without charge to the customer. In such cases, the Driver's Mart/registered trademark/ Retailer that sold the vehicle and issued the warranty to the customer shall be responsible to the servicing Retailer for the warranty service charges in accordance with the warranty reimbursement rates prescribed for such service by the Retailer Operating Systems Manual. The servicing Retailer shall submit claims for warranty service reimbursement to the selling Retailer, and the Selling Retailer shall pay such claims, in accordance with the procedures prescribed by the Retailer Operating Systems Manual.

         B.       OTHER PRODUCTS

                  Retailers shall issue such limited warranties on other products sold by Retailer to customers. including parts and accessories, as are prescribed from time to time by the Retailer Operating Systems Manual. Any products sold to Retailer for resale by a designated supplier are not warranted by DMW and are warranted only as specified by the supplier.

14.      BUSINESS PLANNING

         A.       MARKET AREA PLAN

                  Retailer and DMW will agree upon and execute a Market Area Plan (Plan) which describes how Retailer will develop its Area of Primary Responsibility (APR) and fulfill its sales and service commitments. The Plan is an essential part of this Agreement.

                  (1)      Market Area Development

                           Retailer agrees to develop its assigned APR according to the Market Area Plan. Its commitment for development includes:

                           a.       detailed description of the number,
                                    location, type, size and opening date of the first facilities to be provided;

                           b.       detailed implementation schedules; and

                           c. statement of Retailer's legal and financial structure, including capitalization, line of credit and equity ownership.

                  (2)      Operations

                           Retailer agrees to fulfill the sales and service commitments described in the Marketing Area Plan. Its commitments and operations include:

                           a.       performance standards;

                           b. detailed organizational structure and staffing plans;

                           c.       plans for personnel development,

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                           d.       specific plans for maximizing customer
                                    enthusiasm, including hours of operation and customer convenience systems,

                           e. advertising, merchandising, and community relations plans. and

                           f.       other items as agreed by DMW and Retailer.

         B.       ANNUAL PLAN REVIEW

                  (1)      Performance Evaluation

                           Retailer's performance of its obligations under the Market Area Plan is essential to its effective operation as a Driver's Mart/registered trademark/tm Tm Retailer, and to the reputation and goodwill of the Driver's Mart/registered trademark/ System. Therefore, Retailer agrees to review its performance against the prior year's Plan in its updated Plan. DMW and Retailer will use this analysis as the basis for jointly evaluating Retailer's performance so that any necessary improvements can be made.

                           Factors considered in evaluating Retailer's performance will include its attainment of the prior year's objectives, Retailer's performance trends, Retailer's financial performance and the manner in which Retailer has conducted its operations. Periodic facility evaluations will be conducted, including an evaluation of Retailer's compliance with thencurrent requirements and standards for Retailer under the Market Area Plan. Other factors considered in the evaluation will include product availability and an assessment of whether actual market conditions adversely affected Retailer's ability to attain the prior year's objectives.

                  (2)      Plan Modifications

                           While Retailer's plan for APR development is subject to update, modifications to facility plans will occur only if DMW believes that a material change in marketing conditions warrants a proposed modification.

                           Plans for operations are subject to update, but modifications can be implemented only if DMW and Retailer reach consensus that the proposed modifications are consistent with the Driver's Mart/registered trademark/" Mission, Philosophy, and systems.

15.      DRIVER'S MART/registered trademark/ SYSTEMS

         Retailer recognizes that achieving industry-leading customer enthusiasm is a major objective of the Driver's Mart/registered trademark/ Mission. This level of satisfaction cannot be attained without consistent application by all Retailers of designated sales, service, marketing, facilities and other systems. Retailer agrees to purchase, implement and maintain required systems identified in this agreement.

         A.       SYSTEM FOR WHICH RETAILER PAYS

                  (1)      Sales and Service Systems

                           Retailer agrees to pay DMW or approved sources for initial systems necessary to develop and implement Driver's Mart/registered trademark/' sales and services in Retailer's APR. These systems include materials and programs which will promote proper, consistent

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                           and competitive display, sales and service of
                           products. Periodically, the DMW Board of Directors will determine that new updated materials, information or programs are necessary. Retailer agrees to accept and utilize such designated new or updated materials, information or programs and pay any applicable charges.

                  (2)      Computer System

                           The Driver's Mart/registered trademark/ Mission involves the integration of people, technology! and business systems. This integration is possible only if all Retailers have computer systems which meet the customer's information needs and the Retailer's internal business needs, permit direct communication between Retailers and DMW, and give DMW ready access to Retailer's accounts and records. Accordingly, Retailer agrees to purchase and use the approved computer system packages.

                           To maintain this integration, Retailer agrees to update its computer system packAges when changes are approved.

                  (3)      Signs

                           To promote consistency of image, Retailer agrees to purchase, maintain and use only signs approved by DMW. Retailer agrees to make and pay for any changes in signage.

                  (4)      Tools and Equipment

                           Retailer agrees to provide adequate service tools and equipment as required to fulfill its responsibilities for service. Retailer also agrees to purchase and maintain specified special tools and equipment, as required to fulfill its responsibilities for service.

        B.        Other Systems

                  (1)      Convenience Systems

                           An integral part of DMW's plan to develop industry-leading Customer satisfaction is to promote Driver's Mart/registered trademark/ Retailers as the unsurpassed source of convenient motor vehicle sales and service. Retailer agrees it will conduct Retailer operations to support this concept in accordance with the Retailer Operating Systems Manual.

                  (2)      Accounts and Records

                           a.       Uniform Accounting System

                                    Both DMW and Retailers can benefit by using
                                    Retailer operating information to develop composite operating statistics, analyze Retailers' business management practices, and assess the impact of DMW's policies and practices. To assure maximum benefit, Retailer agrees to maintain a uniform accounting system and furnish reports and records as provided in the Driver's Mart/registered trademark/ Retailer
                                    Accounting Manual.

                           b.       Examination of Accounts and Records

                                    In addition to the access which DMW has to Retailer's accounts and records through computer systems, any designated representative of DMW is authorized

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                                    to examine, audit, reproduce and take copies
                                    of any of the accounts and records Retailer maintains under this Agreement. Retailer agrees to make such accounts and records readily available at its facilities during business hours. DMW agrees to furnish Retailer with a copy of any reproduced records.

                           c.       Confidentiality of Retailer Data

                                    DMW will not furnish any personal or
                                    financial data submitted to it by Retailer to any non-affiliated entity in a format that permits identification of the Retailer. unless authorized by Retailer, required by law, pertinent to proceedings under the Dispute Resolution Process, or to court or administrative proceedings.

                  (3)      Additional Systems

                           Retailer can use additional systems that are compatible with the Driver's Mart/registered trademark/ Mission, Philosophy, and systems. Retailer agrees to discontinue use of systems deemed incompatible by DMW.

16.      MARKETING ASSOCIATIONS

         DMW and Retailer acknowledge the mutual benefits of comprehensive joint advertising and merchandising by Retailers to promote sales and service. It is the intent of DMW to retain a national advertising firm, the cost of which shall be charged to each Retailer in a manner to be agreed.

         Any marketing associations established will assess a fixed amount for each motor vehicle sold by Retailers to fund advertising and merchandising programs. As a service to the associations, DMW will collect the assessed amount.

         Any and all advertising by Retailer (whether print, broadcast, electronic, mail, or billboard) shall be subject to prior review and approval by DMW.

17.      TRAINING

         Training of all Retailer team members is critical to the success of Retailer and DMW in conducting business based on the Mission, Philosophy and designated systems. Therefore, Retailer agrees that all its team members will participate in initial and ongoing training programs identified in the Driver's Mart/registered trademark/ Retailer Training Manual, and any other approved by the Driver's Mart/registered trademark/ Development Team, including any contracted training services within the time frames specified. Retailer agrees to pay any specified training charges.

18.      CAPITALIZATION

         Retailer will maintain the levels of capitalization mutually agreed upon by DMW and Retailer in the Market Area Plan to ensure Retailer's financial capability to fulfill its commitments. To avoid erosion of DMW's and the Driver's Mart/registered trademark/ System's goodwill which could result if Retailer is financially unable to fulfill its commitments, Retailer agrees to have and maintain a line of credit from a financial institution available for Retailer to draw upon which may be supplemented by a line of credit obtained through DMW. The amount of the line of credit and the identity of the financial institution shall be included in Retafler's Market Area Plan.

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19.      CHANGES IN OWNERSHIP

         Retailer and DMW recognize that it is essential to success that each Retailer be owned and operated by parties committed to the Mission and Philosophy. It is equally important that the Retailer Operators remain highly qualified and continue to meet the same high personal standards of the initial Driver's Mart/registered trademark/ Retailer Operators. Because DMW has entered into this Agreement based on the personal qualifications of Retailer Operator and the qualifications of any Owner(s), Retailer agrees that it cannot assign its right under this Agreement except as provided in this Article.

        A.        SUCCESSION RIGHTS UPON DEATH OR INCAPACITY

                  (1)      Successor Addendum

                           Retailer can apply for a Successor Addendum designating a proposed Retailer Operator and/or Owners of a successor Retailer to be established if this Agreement expires because of death or incapacity of the Retail Operator or Owners. DMW will execute the Successor Addendum if the proposed Retailer Operator successfully completes the Retailer Selection Process then used by DMW to evaluate proposed new Retailers. and any proposed Owners satisfy applicable Retailer Selection Criteria. At the time of application, Retailer will pay DMW a non-refundable fee to defray costs associated with review of the proposal.

                  (2)      Rights of Remaining Owners

                           If this Agreement expires because of the death or incapacity of the Retailer Operator, and Retailer and DMW have not executed a Successor Addendum, the remaining Owners may propose a Retailer, a Retailer Operator, and Retailer Owners to continue the operations identified in this Agreement. The proposal must be made in writing to DMW at least 30 days prior to the expiration of this Agreement, including any deferrals granted under Article 8. At the time of application, Retailer will pay DMW a non-refundable fee to defray costs associated with review of the proposal.

                           The proposal will be accepted if it meets the requirements of Article 19A(3), if the proposed Retailer Operator successfully completes the Retailer Selection Process, and any proposed Owners satisfy applicable Retailer Selection Criteria.

                  (3)      Successor Retailer Requirements

                           DMW will accept a proposal to establish a successor Retailer submitted by a proposed Retailer Operator under Article 19A provided:

                           a. the proposed successor Retailer and the proposed Retailer Operator are ready, willing and able to comply with the requirements of a new Retailer Agreement and agree to adhere to and implement the Market Area Plan agreed to by Retailer;

                           b. the proposed Retail Operator successfully completes the Retailer Selecting Process, and the proposed Owners satisfy the applicable Retailer Selection criteria; and

                           c. all outstanding monetary obligations of Retailer to DMW have been paid.

                  (4)      Limitation on Offers

                           Retailer will be notified in writing of the decision on a proposal under Article 19A(3) within 60 days after Retailer has submitted all applications and information reasonably requested by DMW and the proposed Retailer Operator has successfully completed the Retailer Selection Process. DMW's offer of a new Retailer Agreement under this Article 19A will automatically expire if not accepted by the proposed successor Retailer WiEllin 60 days after it receives the offer.

                  (5)      New Successor Addendum

                           Retailer may cancel an executed Successor Addendum at any time prior to the death or incapacity of the Retailer Operator. DMW may cancel an executed Successor Addendum only if the proposed Retailer Operator or proposed Owner(s) no longer meet the Retailer Selection Criteria applicable to each. The parties may execute a superseding Successor Addendum by agreement.

         B.       Changes of Ownership or Retailer Operator

                  If Retailer proposes a change in Retailer Operator or a transfer of its Driver's Mart/registered trademark/. Retailer business to any person conditioned upon DMW's entering into a Retailer Agreement with that person, DMW will consider Retailer's proposal subject to the following:

                  (1) To maintain the high standard and quality of the Retailer network, Retailer agrees to give DMW prior written notice for approval of any proposed disposition of its principal assets or any proposed change of ownership in which a party:

                           a. first acquires a twenty percent equity ownership or beneficial interest in the retail business;

                           b. acquires an additional five percent equity ownership or beneficial interest in the retail business in a calendar year; or

                           c. acquires more than 49% ownership or voting control in the retail business.

                           Retailer understands that if any such change is made prior to DMW's approval of the proposal, termination of this Agreement will be warranted and DMW will have no further obligation to consider Retailer's proposal.

                  (2) If the proposal involves a change of Retailer Operator, Retailer will pay DMW a fee to defray the costs of review of the proposal and completion of the Retailer Selection Process. DMW has no obligation to consider the proposal until it has received this nonrefundable payment.

                  (3) Retailer will be notified in writing of the decision on its proposal within 60 days after Retailer has furnished all applications and information reasonably requested by DMW and the proposed Retailer Operator has successfully completed the Retailer Selection Process. If DMW disagrees with the proposal, it will specify its reasons.

                  (4) Any material change in Retailer's proposal, including change in price, proposed Owners, or Retailer Operators, will be considered a new proposal, and the time period for DMW to respond shall recommence.

                  (5) Prior written approval is not required where the transfer of equity ownership or beneficial interest to an individual is:

                           a. less than five percent in a calendar year, provided the aggregate amount remains less than twenty percent, or

                           b.       between existing Owners of Retailer
                                    previously approved by DMW where there is no change in majority ownership or voting control. Retailer agrees to notify DMW within 30 days of the date of the change and to execute the then prescribed ownership disclosure form.

                  (6) DMW is not obligated to execute a new Retailer Agreement under this Article unless Retailer makes arrangements acceptable to DMW to satisfy any indebtedness to DMW.

                  (7) The owner(s) of a successor Retailer will be required to own at least that number of units of stock in Driver's Mart/registered trademark/ WORLDWIDE, INC. as the owner(s) of the Retailer the successor will succeed is(are) required to own pursuant to the Amended and Restated Shareholders' Agreement between such owner(s) and DMW, and the owners of the successor will be required to be parties to the Amended and Restated Shareholders' Agreement.

         C.       RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE

                  (1)      Creation and Coverage

                           If a proposal is submitted by Retailer under Article 1913, DMW has a right of first refusal or option to purchase the Retailer assets under this Article 19C. If DMW exercises its right or option, it will do so in the written decision on Retailer's proposal. DMW's right or option may be assigned to any party and DMW will guarantee the full payment of the purchase price by the assignee. DMW has the right to disclose the terms of the buy/sell agreement to any potential assignee.

                           If Retailer has entered into a bona fide written buy/sell agreement for its Retailer business or assets, DMW's right under this Article is a right of first refusal enabling DMW to assume the buyer's right and obligations under such buy/sell agreement and cancel this Agreement and all rights granted Retailer. In the absence of a bona fide written buy/sell agreement, DMW has the option to purchase the principal assets of Retailer utilized in the Retailer business, other than real property, and cancel this agreement and all rights granted Retailer. Real property will be included only if DMW and Retailer agree.

                           If DMW exercises its right or option, the fee described in Article 1913(2) will be refunded if the person proposed by Retailer as replacement Retailer operator or owner satisfies the Retailer Selection Criteria.

                           DMW's rights under this Article 19C will be binding on and enforceable against any assignee or successor in interest of Retailer or purchaser of Retailer's assets.

                           If DMW declines to exercise its right of first refusal or option to purchase under this Article 19C, DMW retains its right, in accordance with Article 1913, to decline the proposed change in ownership or transfer of the Retailer's business, and to terminate this Agreement in accordance with Article 2OA(4) in the event of a change or transfer without its approval.

                  (2)      Purchase Price and Other Terms of Sale

                           a.       Bona Fide Agreement

                                    If Retailer has entered into a bona fide written buy/sell agreement. the purchase price and other terms of sale will be those set forth in such agreement and any related documents, unless Retailer and DMW agree to other terms.

                                    Upon DMW's request, Retailer agrees to
                                    provide all other documents relating to the proposed transfer, including, but not limited to, those reflecting any other agreements or understandings between the parties to the buy/sell agreement. If Retailer does not provide such documentation or state in writing that such documents do not exist, it will be presumed that the agreement is not bona fide.

                           b.       Absence of Bona Fide Agreement

                                    In the absence of a bona fide written
                                    buy/sell agreement, the purchase price of the Retailer assets, excluding new and undamaged parts and accessories, will he determined by good faith negotiations between the parties. If agreement cannot be reached, the purchase price will be determined through the Dispute Resolution Process. Retailer agrees to transfer the property by Warranty Deed and/or Bill of Sale and Assignment conveying marketable title free and clear. The Warranty Deed will be in proper form for recording. Retailer will also furnish DMW copies of any easements and licenses necessary for the conduct of the Retailer business.

20.      TERMINATION

        A.     TERMINATION OF AGREEMENT

                  (1)      By Retailer

                           Retailer may terminate this Agreement by written notice to DMW. Termination will be effective 30 days after DMW's receipt of the notice, unless otherwise mutually agreed in writing. In the event of termination under this Article 20, Retailer's stock in Driver's Mart/registered trademark/tm WORLDWIDE, INC. shall be redeemed pursuant to the terms of the Amended and Restated Shareholders' Agreement.

                  (2)      By Agreement

                           This Agreement may be terminated at any time by written agreement between DMW and Retailer.

                           Termination assistance will be applicable only as specified in the written termination agreement.

                  (3)      Failure to be Licensed

                           If DMW or Retailer fails to secure or maintain any license required for the performance of obligations under this Agreement or such license is suspended or revoked, either party may immediately terminate this Agreement by giving the other party written notice.

                  (4) Misrepresentation, Failure to Conduct Operations, or Disqualification or Change of Retailer Operator or Owner

                           If Retailer submits any false information to DMW, fails to conduct customary Retailer operations for seven consecutive business days, or Retailer Operator or Owner fails to continue to meet the Retailer Selection Criteria applicable to each, or Retailer Operator is changed or withdraws without prior written approval of DMW, or a party, without the prior approval of DMW:

                           a. first acquires a twenty percent equity ownership or beneficial interest in Retailer.

                           b. acquires an additional five percent equity ownership or beneficial interest in a calendar year, or

                           c. acquires more than 49% ownership or voting control, of Retailer.

                           DMW will notify Retailer and provide 30 days for Retailer to respond. Thereafter, DMW may notify Retailer that the Agreement will be terminated not less than 30 days after receipt of notice. If Retailer chooses to use the Dispute Resolution Process, the Agreement will continue pending a firial resolution of the dispute.

                  (5)      Failure of Performance

                           If Retailer fails to perform any other obligations it has under this Agreement, including those in the Market Area Plan, DMW will review the failure with Retailer.

                           If DMW determines that corrective action by Retailer is not forthcoming, it will notify Retailer of the failure in writing and of the period of time during which Retailer is expected to remedy the failure.

                           If the failure is not remedied within the agreed period, DMW may terminate this Agreement by giving Retailer three months advance written notice.

                  (6)      Reliance on Any Applicable Termination Provision

                           The terminating party may select the termination provision under which it elects to terminate without reference in its notice of termination to any other provisions that may also be applicable. The terminating party subsequently also may assert other grounds for termination.

                  (7)      Option to Purchase

                           If this Retailer Agreement is to expire or terminate for any reason, DMW has the option to purchase the principal assets of Retailer utilized in the Retail business, other than real property, and cancel this Agreement and all rights granted Retailer, subject to the Amended and Restated Shareholders' Agreement. Real property will be included at the option of DMW-

                           The purchase price of the Retailer assets and other terms will be determined under Article 19C(2)b. DMW must advise Retailer of its intent to exercise this option within 60 days after it notifies Retailer that an event has occurred which would cause expiration or warrant termination.

                           Exercise by DMW of the option to purchase shall not he a condition for effectiveness of the expiration or termination of the Retailer Agreement.

                  (8)      Option to Lease or Sublease Facilities

                           If this Retailer Agreement is to expire or terminate for any reason, DMW has the option, either for itself or on behalf of DMW's nominee, to lease or sublease from Retailer or its affiliate the facility utilized for Retailer's Driver's Mart/registered trademark/tm" business for a minimum term of seven years and on terms and conditions that will enable DMW or its nominee to continue the Driver's Mart/registered trademark/ Retailer business at the facility. The terms and conditions of such lease, including the amount of the rent. will be determined by good faith negotiations between the parties. If agreement cannot be reached, the terms and conditions will be determined through the Dispute Resolution Process.

                           If the Retail facilities are not owned by Retailer or its affiliate at the time of the expiration or termination of this Retailer Agreement, Retailer will cooperate with and use its best efforts on behalf of DMW or its nominee to secure from the owner a lease or sublease of the facilities for DMW or its nominee for a minimum term of seven years and on terms and conditions no less favorable to DMW or its nominee than the terms and conditions under which Retailer leased the facility.

                           DMW must advise Retailer of its intent to exercise this option within 60 days of either party's notice to the other that an event has occurred which would cause expiration or warrant termination. The right of such option will survive during such 60 days period even if the expiration or termination of this Agreement becomes effective before expiration of the 60 days period.

         B.       TRANSACTIONS AFTER TERMINATION

                           (1)      Orders

                                    If Retailer and DMW do not enter into a new
                                    Retailer Agreement when this Agreement
                                    expires or is terminated, Retailer's
                                    allocations and orders for products will be automatically canceled unless otherwise agreed by the parties.

                                    Termination or expiration of this Agreement will not release Retailer or DMW from the obligation to pay any amounts owing the other when due.

                           (2)      Effect of Transactions after Termination

                                    Neither the sale of products to Retailer nor any other act by DMW or Retailer after termination or expiration of this Agreement will be a waiver of the termination or expiration.

  21.    ACKNOWLEDGMENT OF FRANCHISE LAW COMPLIANCE

         A.       Retailer's Investigation

                  Retailer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement, and recognizes that it involves business risks and that its success will be largely dependent upon the ability of Retailer. DMW expressly disclaims the making of, and Retailer acknowledges that it has not received, a warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

         B.       DISCLOSURE

                  Retailer acknowledges having received a copy of this Agreement (together with attachments and related documents that are in effect) at least ten business days prior to the date on which this Agreement was executed. Retailer further acknowledges having received the disclosure documents which are required by the Trade Regulation Rule of the Federal Trade Cominission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," and which contains a copy of this Agreement, at least ten business days prior to the date on which this Agreement was executed.

        C.        REVIEW

                  Retailer acknowledges that it has read and understood this Agreement (and its attachments and related agreements) and that DMW has afforded Retailer ample time and opportunity to consult with advisors of Retailer's own choosing about the potential benefits and risk of its entering into this Agreement.

22.     GENERAL PROVISIONS

        A.        NO AGENT OR LEGAL REPRESENTATIVE STATUS

                  This Agreement does not make either party the agent or legal representative of the other for any purpose, nor does it grant either party authority to assume or create any obligation on behalf of or in the name of the other. No fiduciary obligations are created by this Agreement.

         B.       RETAILER'S RESPONSIBILITY FOR ITS OPERATIONS

                  Except as provided in this Agreement, Retailer is solely responsible for all expenditures, liabilities and obligations incurred or assumed by Retailer for the establishment and conduct of its operations.

         C.       TAXES

                  Retailer is responsible for all local, state, federal or other applicable taxes and tax returns related to its Retailer business and will defend, indemnify and hold DMW harmless from any related claims or demands made by any taking authority.

         D.       TRADEMARKS AND SERVICE MARKS

                  DMW or affiliate companies are the exclusive owners of the various trademarks, service marks, names and designs (Marks) used in connection with the Retailer business.

                  Retailer is granted non-exclusive rights to display Marks in the form and manner approved by DMW in the conduct of its Retailer business.

                  Retailer agrees to change or discontinue the use of any Marks upon request by DMW.

                  Retailer agrees that no company owned by or affiliated with Retailer or any of its owners may use any Mark to identify a business without DMW's prior written permission.

                  Upon termination of this Agreement, Retailer agrees to discontinue immediately, at its expense. all use of Marks. Thereafter, Retailer will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner that DMW determines is likely to cause confusion or mistake or deceive the public.

         E.       NOTICES

                  Any notice required to be given by either party to the other in connection with this agreement will be in writing and delivered personally or by mail. Notices to Retailer will be directed to Retailer or its representatives at Retailer's principal place of business and notices by Retailer will he directed to: Driver's Mart/registered trademark/ WORLDWIDE, INC., 2851 Charlevoix Drive, Suite 203, Grand Rapids, MI 49546. Mailed notices will be deemed received on the date deposited in U.S. or express mail.

         F.       NO IMPLIED WAIVERS

                  The delay or failure of DMW or Retailer to require performance by the other party or the waiver by DMW or Retailer of a breach of any provisions of this Agreement will not affect the right subsequently to require such performance.

         G.       ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIEA

                  DMW may assign this Agreement and any rights or delegate any obligations to any affiliated or successor company, and will provide Retailer written notice of such assignment or delegation. Such assignment or delegation by DMW will not relieve DMW of liability for the performance of its obligations under this Agreement.

                  Retailer may not assign this Agreement or any rights, by operation of law or otherwise, or delegate any obligation to any other party without the prior written approval of DMW.

         H.       ACCOUNTS PAYABLE

                  All moneys or accounts due by DMW to Retailer will be considered net of Retailer's indebtedness to DMW. DMW may deduct any amount due or to become due from Retailer to DMW from any sum or accounts due or to become due from DMW or to Retailer.

         I.       SOLE AGREEMENT OF PARTIES

                  Except as provided in this Agreement, DMW has made no promises to Retailer, Retailer Operator, or Retailer Owner and there are no other agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement other than the Amended and Restated Shareholders' Agreement.

                  Except as otherwise provided herein, this Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein other than the Amended and Restated Shareholders' Agreement.


                  No agreement between DMW and Retailer which relates to matters covered herein, and no change in, addition to (except the filling in of blank line) or erasures of any printed portions of this Agreement, will be binding unless it is approved in a written agreement executed under Article 23.

         J.       REVIEW AND MODIFICATION OF AGREEMENT TERMS

                  To demonstrate its commitment to the Driver's Mart/registered trademark/" Philosophy, Retailer has entered into this indefinite term Agreement. However, neither DMW nor Retailer wants to prevent the modification of their contractual relationship as necessary to respond to changes in market conditions. Therefore, the Board of Directors of DMW will review the Agreement every five years, unless it determines an earlier review is necessary.

                  In the event the Board of Directors of DMW recommends a superseding form of Retailer Agreement, DMW and Retailer agree to terminate this Agreement and to execute the new Agreement. In such event and unless otherwise agreed in writing, the rights and obligations of Retailer that may otherwise become applicable upon termination or expiration of this Agreement will not be applicable.

         K.       GOVERNING LAW

                  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, notwithstanding any Virginia choice of law rule to the contrary. Notwithstandincy the foregoing, if the performance of an obligation or the exercise of a right pursuant to this Agreement would be unlawful under the valid, applicable and effective law of any jurisdiction where such performance of the obligation or exercise of the right is to take place. such performance or exercise shall be modified to the minimum extent necessary to comply with such law.

23.     EXECUTION ON BEHALF OF RETAILER AND DMW

        This Agreement and related agreements are valid only if signed:

         A. on behalf of Retailer by its duly authorized representative and, in the case of this Agreement, by its chief executive officer, Retailer Operator and Retailer Owner(s); and

         B.       on behalf of DMW by its President and Chief Executive Officer.


                                            DRIVER'S MART WORLDWIDE, INC.
     ---------------------------------
         Retailer Name


  By:                                       By:
     ---------------------------------         -----------------------------
      Retailer CEO               Date          President & CEO           Date


  By:
     ---------------------------------
      Retailer Operator          Date


  By:
     ---------------------------------
      Retailer Owner             Date


  By:
     ---------------------------------
      Retailer Owner             Date


  By:
     ---------------------------------
      Retailer Owner             Date

                                    GLOSSARY

  As used in this Retailer Agreement, the following terms shall have the following definitions:

1. RETAILER: The corporation, partner or proprietorship designated on page 1 of this Retailer Agreement.

2. RETAILER AGREEMENT: The Retailer Agreement and relatd documents as they are developed.

3. RETAILER OPERATOR: Principal manager of Retailer upon whose personal service DMW relies in entering into the Retailer Agreement.

4. RETAILER OWNER: Owner of five eprcent or more equity ownership or beneficial interest of Retailer upon whom DMW relies in entering into the Retailer Agreement.

5. RETAILER SELECTION CRITERIA: The qualificatins and standards which the prospective Retailer Operator and Retailer Owners must satisfy.

6. RETAILER SELECTION PROCESS: The process which an applicant must successfully complete prior to become a DRIVER'S MART/registered trademark/ Retailer Operator. The process includes: the appliction, questionnaires, assessment at the applicant's place of business, an orientation and interview and agreement upon a Market Area Plan.

7. RETAILER PREMISES: Approved facilities provided by Retailer for Retailer operations.

8. MARKET AREA: The geographic area assigned to Retailer and identified in a Notice of Retailer's Market Area.

9. MARKS: The various trademarks, service marks, names and designs used by DMW and its affiliated companies in connection with the DRIVER'S MART/registered trademark/ Retailer system.

10. MOTOR VEHICLES: All model types or series of used motor vehicles to be marketed through Retailers.

11. PARTS AND ACCESSORIES: New or remanufactured automotive parts and accessories marketed or approved by DMW.

12. PRODUCTS: Motor Vehicles, Parts and Accessories, and DRIVER'S
    MART/registered trademark/ Service Plans.

13. RETAIL ENVIRONMENT DESIGN PACKAGE: A comprehensive design package that provides a design guide and access to a portfolio of DRIVER'S
    MART/registered trademark/ Retailer facility design control drawings (interior and exterior).

14. NON-AFFILIATED ENTITY: an entity that is not incorporated into or affiiated by ownership with DMW or its subsidiaries.

15. AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT: The Agreement dated as of April 24, 1996, between and among DMW and its Shareholders.

                                MARKET AREA PLAN

This Agreement, effective the _____ day of ________, 1997, is entered into by DRIVER'S MART WORLDWIDE, INC. (DMW), and _____________________. This Market Area Plan (Plan) is referred to in Section 14(A) of Driver's Mart/registered trademark/ Retailer Agreement separately entered into by the parties.

1.       COMMITMENT

The condition which a "Market Area" is granted by Driver's Mart Worldwide, is the commitment of the Retailer to maintain supremacy within the Area of Primary Responsibility, including:

         1. A detailed plan, acceptable to DMW, to build out the Market Area, inclding location, inventory level, sales volume and detailed roll-out timetable.

         2. Annual attainment of minimum standards to remain in "good standing".

         3.       Consistent adherence to Operating Standards.

         4. Agreement to take remedial action if performance falls below minimum levels.

2.       ADHERENCE TO OPERATING STANDARDS

Failure to adhere to the Driver Mart/registered trademark/ Operating Standards is a violation of a Retailer's Market Area Plan. Once a violation is discovered, corrective action must be submitted in writing and include specific corrective steps and a deadline for completion. The Mandatory Improvement Process will be imposed immediately to assure correction.

Violation of any of the Standards listed below will place the Retailer on a 30 day probation. If corrective action is not taken by the Retailer of a material violation, terminatin of the Retailer Agreement will become effective in three months from the end of the probabion period for these violations:

         1.       Price negotiation of any kind.

         2.       All Trade-in valuations are at actual cost value.

         3. Sale and/or display of any car that has not been submitted to, passed, and/or meets the standards of the Driver's Mart/registered trademark/ Vehicle Preparation process.

         4.       Failure to honor the 3 day refund period.

         5.       Failure to honor the 30 day exchange period.

         6. Removal of the standard Driver's Mart/registered trademark/ warranty from any car or truck sold.

         7. Use of advertising that has not been supplied by or otherwise approved by DMW.

         8. Failure to disclose all of the terms and conditions of any finance and/or lease program/contract.

3.       ATTAINMENT OF MINIMUM STANDARDS

Each Retailer agrees to maintain minimum standards to assure the absolute consistency of the customer experience in each Driver's Mart/registered trademark/ store, set and evaluated as follows:

         - Standards will be mutually agreed upon between DMW and Retailer by January 31 of each year.

         - DMW will provide quarterly reports to each Retailer that summarize performance versus agreed upon standards.

         - Prior to June 30 of each year, Retailer can petition DMW to reset standard to new levels based upon mutual acceptance of business conditions.

A variety of measures, including J.D. power customer surveys will be used to judge attainment of mutually agreed upon minimum standards listed below. Consistent annual attainment of all standards is required to be considered "in good standing".

         1.       PEOPLE
                  - Completion of and competency with required training of store staff
                  - Customer Satisfaction with performance of people

         2.       SHOPPING PROCESS
                  -  Overall Customer Satisfaction with shopping process
                  -  Repurchase intentins (loyalty)
                  -  Mystery shop scores

         3.       SHOPPING ENVIRONMENT
                  -  Customer Satisfaction with environment
                  -  Adherence to Critical Design Elements
                  -  Overall Facility Image (Annual Survey)
                  -  Mystery shop scores

         4.       PRODUCT QUALITY
                  -  Customer satisfaction with product quality
                  -  Warranty failure rates
                  -  Quality inspectin scores

         5.       BRAND IMAGE
                  - Awareness of Driver's Mart/registered trademark/ in local market

         6.       SALES
                  -  Sales vs. Objective
                  -  Market share

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         7.       CONTRIBUTION TO DRIVER'S MART/REGISTERED TRADEMARK/ EARNINGS
                  -  Cash flow to DMW
                  -  Warranty expense
                  -  Participation on Retailer Committes (other projects)

         8.       INNOVATION
                  -  New ideas implemented
                  -  Support of new DMW initiatives

         9.       COMMUNITY INVOLVEMENT
                  - Participation/Contribution to local community (including contribution of Team Members)

Retailers who fail to maintain minim standards must take remedial action which consists of the following steps:

         1. DMW management provides written notification to Retailer identifying which areas required improvement, the leels of improvement required, and a timetable required to attain mininum standards.

         2. Retailer submits a plan to DMW management to address each area identified.

         3. DMW will provide monthly summary of performance versus new targets for Retailer.

         4. If attainment has not been achieved within the Plan deadline, the Retailer shall be placed on probation with a final written plan to be met in a time certain or to have the Retailer Agreement terminated by the board.

4.       GOOD STANDING

Retailers who adhere to all operating standards and maintain all annual minimum standards will be considered in "good standing" and become eligible for the following benefits:

         -  Participation in the Retailer Incentive Plan
         -  Eligibility for expansion
            - additional stores with a Market area
            - "First Option" on adjacent Market Areas
            - assignment of new Market areas
            - purchase of existing Driver's Mart/registered trademark/ location which revert to DMW control
         -  Team recognition
         -  Other benefits which may be determined by the Board of Directors

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



5.       SCHEDULE

         1.       Level: 3
         2.       Area of Primary Responsibility
         3.       Transition Plan:
                  - Commence April 1, 1997
                  - Total of 100 transactions/month with DMW achieved by:
                           a. Sales or leases or 100 vehicles obtained from the DMW Sourcing Operations;
                           b.       Originating 100 DMW/AON Premier
                                    transactions;
                           c. Credit of up to 30 transactions per month for a loan to Driver's Mart Worldwide, Inc. in the principal amount of up to $200,000 at 8% interest, principal and interest payable after 24 months; or
                           d. Shortfall fee of $200 for each transaction below the 100 transactions per month.

         4.       Rollout Plan:
                  A.       Market Area One:
                           - Site selection:

                           - Construction:

                           - Opening:

                           - Facility: acreage

                  B.       Market AreaTwo:
                           - Site selection:

                           - Construction:

                           - Opening:

                           - Facility: acreage

         5.       Volume

                  A. Target Volume by June 1998: 4,000 units/year annualized.
                  B. Target DMW Credit transactions booked by June 1998; 1,330 deals/year annualized.
                  C. Target Volume by June 1999; sales of 4,000 units/year annualized and 1,330 DMW Credit transactions/year annualized
                  D. Sales of 4,000 units at Retail and 1,330 DMW Credit transactions for 12 months prior to June 30, 2000.
                  E. At risk if sales below 4,000 units at Retail and 1,300 DMW Credit transactions for 12 months prior to June 30, 2002.

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



6.       EXECUTION ON BEHALF OF RETAILER AND DMW

         This Agreement and related agreemens are valid only if signed:

         A. on behalf of the Retailer by it duly authorized representative and, in the case of this Agreement, by its chief executive officer, Retailer Operator and Retailer Owner(s); and

         B. on behalf of DMW by its Presidennt and Chief Executive Officer.


                                            DRIVER'S MART WORLDWIDE, INC.
     ---------------------------------
         Retailer Name


By:                                         By:
     ---------------------------------        --------------------------------
      Retailer CEO               Date         President & CEO           Date


By:
     ---------------------------------
      Retailer Operator          Date


By:
     ---------------------------------
      Retailer Owner             Date


By:
     ---------------------------------
      Retailer Owner             Date


By:
     ---------------------------------
      Retailer Owner             Date

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